Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made as of May 1, 2009 (the “Effective Date”), by and between Asempra (Assignment for the Benefit of Creditors), LLC, in its sole and limited capacity as Assignee for the Benefit of Creditors of Asempra Technologies, Inc. (the “Seller”), with principal offices located at 1100 La Avenida, Mountain View, CA 94043, and BakBone Software, Inc., a California corporation (the “Buyer”), with principal offices located at 9540 Towne Centre Drive, San Diego, CA 92121.

RECITALS

A. By resolution of the board of directors (the “Board”) of Asempra Technologies, Inc., a California corporation (the “Assignor”), as memorialized in the duly executed minutes, Assignor has transferred ownership of all its right, title and interest in and to tangible and intangible assets (the “Assets”) to Seller, and in so doing has also designated Seller to act, pursuant to California law, as the Assignee for the Benefit of Creditors of Assignor. The General Assignment agreement (the “General Assignment”) between Assignor and Seller, as assignee, is attached hereto as Exhibit A.

B. Seller and Buyer have identified a subset of the Assets that Buyer desires to purchase from Seller (the “Required Assets”). The Required Assets are listed in Section 1.2 below. After consummation of the Closing contemplated under this Agreement, Seller will liquidate any remaining Assets that are not Required Assets (the “Remaining Assets”), and will undertake the winding down of Assignor, which shall ultimately include, but shall not be limited to, the distribution of net funds, after payment of fees and costs associated with the liquidation and winding down, to Assignor’s creditors, which are generated from the sale of the Assets.

C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Required Assets, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, Buyer and Seller hereby agree as follows:

1.	PURCHASE AND SALE OF REQUIRED ASSETS.

1.1 Agreement to Sell and Purchase Required Assets. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants set forth in this Agreement, Seller agrees to sell, assign, transfer and convey to Buyer at the Closing (as defined in Section 2.2 below), and Buyer agrees to purchase and acquire from Seller at the Closing, all of Seller’s right, title and interest in and to all of the Required Assets. The Required Assets will be sold, assigned, transferred and conveyed to Buyer (subject to Section 1.3) on the Closing Date “as is” and “where is”, with no representations or warranties other than those specifically set forth below, and subject to any and all pledges, liens, licenses, rights of possession, security interests, restrictions, encumbrances, charges, title retention, conditional sale or other security arrangements of any nature whatsoever (collectively, “Encumbrances”).

1.2 Required Assets Defined. As used in this Agreement, the term “Required Assets” means, collectively, Seller’s right, title and interest in and to (a) all intellectual property rights or interests relating in any way to all or any part of the Asempra BCS product family, including, without limitation, any software, hardware and firmware relating thereto, in object and source code form; all patents, copyrights, trademarks, trade secrets and other applications therefore; all user manuals, reference manuals and other documentation and materials relating to any Required Assets; and any derivative works, foreign language versions, fixes, upgrades, updates, enhancements and new versions thereof; (b) any and all rights, claims and interests relating to the Required Assets, any employee or third party confidentiality nondisclosure, intellectual property or other proprietary rights assignment agreement, or any claims or rights for breach thereof, as the same relate to Required Assets; and (c) those assets listed in Exhibit B attached hereto, provided, however, that the Required Assets shall not, under any circumstances, include Seller’s or Assignor’s (i) cash, (ii) accounts receivable, (iii) claims or preference or fraudulent conveyance recoveries under applicable law, (iv) state or federal tax refunds, (v) insurance refunds or recoveries, (vi) utility or leasehold security deposits, (vii) customer contracts, and (viii) real property leases.

However, the remaining assets of Seller shall be stripped of all Required Assets, including the removal of all software and documentation from such assets besides Required Assets, with no trace of any Required Assets left behind at Seller. Buyer shall promptly execute and deliver to Seller any and all such further assignments, endorsements and other documents as Seller may reasonably request for the purpose of effectuating the terms and conditions of this Section.

1.3 Asset Transfer; Passage of Title; Delivery.

(a) Title Passage. Except as otherwise provided in this Section, upon the Closing, title to all of the Required Assets shall pass to Buyer; and Seller shall make available to Buyer possession of all of the Required Assets as provided in subsection 1.3(b), and shall further, upon Buyer’s request, execute assignments, conveyances and/or bills of sale reasonably requested to convey to Buyer title to all the Required Assets, subject to the Encumbrances not discharged pursuant to this Agreement, in accordance with Section 1.1 of this Agreement, as well as such other instruments of conveyance as counsel for Buyer may reasonably deem necessary to effect or evidence the transfers contemplated hereby; provided that, as provided in Section 8.1, Buyer’s obligation to close shall be subject to the Buyer’s satisfaction with the elimination of the lien by ATEL Ventures, Inc. (“ATEL”) on the Required Assets. The intent of the parties is that the first goal of the use of the Purchase Price is to discharge ATEL’s lien, but that, once Buyer closes, the balance of the Purchase Price can be retained by Seller, except as the parties hereto may otherwise agree in any amendment hereto at or before the closing.

(b) Delivery of Required Assets. On the Closing Date (as defined in Section 2.2), Seller shall make available to Buyer possession of the Required Assets, provided however, that the expenses of retrieving, removing and transferring the Required Assets shall be borne exclusively by Buyer.

(c) Release of Encumbrances. On the Closing Date Seller shall deliver to Buyer in form reasonably satisfactory to Buyer (the “Encumbrance Release Arrangements”) a release of the lien by ATEL on the Required Assets.

(d) Retention of Documents. As Assignee, Seller is responsible for maintaining business records during the assignment process and, among other things, will have to prepare and file final tax returns. To the extent Buyer requires business records of Assignor that Seller requires to administer the assignment estate, Buyer shall, at its own expense, arrange to obtain copies of such records from Seller.

1.4 Release. Seller shall execute and perform the Release in the form of Exhibit E hereto (the “Release”).

2.	PURCHASE PRICE; PAYMENTS.

2.1 Purchase Price. In consideration of the sale, transfer, conveyance and assignment of all the Required Assets to Buyer at the Closing, Buyer shall: (a) pay Three Hundred Fifty Thousand Dollars ($350,000) in cash consideration, which shall be paid to Seller by wire transfer at the Closing less the amount required to discharge or satisfy the claim of ATEL pursuant to its agreement with Seller as set forth on Exhibit D hereto; and (b) cause BakBone Software Incorporated, a Canadian corporation (“Parent”) to issue Three Million Eight Hundred Forty-Six Thousand One Hundred Fifty-Four (3,846,154) common shares of Parent (the “Parent Common Shares”), which shall be issued to Seller less the amount required to discharge or satisfy the claim of ATEL pursuant to its agreement with Seller as set forth on Exhibit D hereto (collectively, the “Purchase Price”). ”

2.2 Closing. The consummation of the purchase and sale of the Required Assets contemplated hereby will take place at a closing to be held at the offices of Morrison & Foerster LLP, 12531 High Bluff Drive, San Diego, California (the “Closing”), on May 1, 2009 (the “Closing Date”), or at such other time or date, and at such place, or by such other means of exchanging documents, as may be agreed to by the parties hereto. If the Closing does not occur on or prior to May 1, 2009, or such later date upon which Buyer and Seller may agree in writing, this Agreement shall terminate upon written notice of termination given by either party hereto that is not in default of its obligations hereunder, and thereupon this Agreement shall become null and void and no party hereto will have any further rights or obligations hereunder, except that Sections 6.1 and 7.3 shall survive such termination.

2.3 Termination of License Agreement. On the Closing Date, Buyer shall pay One Hundred Twenty Five Thousand Dollars ($125,000) to Seller by wire transfer, in full payment of accrued royalties owed by Buyer to Assignor or Seller as of the Closing Date pursuant to that certain Technology Development and License Agreement dated February 8, 2008 by and between Assignor and Buyer (the “License Agreement”). Upon receipt of such payment by Seller, the License Agreement shall terminate and shall be of no further force or effect.

3.	OBLIGATIONS ASSUMED.

3.1 Liabilities and Obligations Not Assumed. Buyer shall not assume or become obligated in any way to pay any liabilities, debts or obligations of Seller or of Assignor whatsoever, including but not limited to any liabilities or obligations now or hereafter arising from Assignor’s business activities that took place prior to the Closing or any liabilities arising out of or connected to the liquidation and winding down of Assignor’s business. All liabilities, debts, and obligations of Seller and of Assignor not expressly assumed by Buyer hereunder are hereinafter referred to as the “Excluded Liabilities.”

3.2 No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person or entity other than the parties hereto, or make any person or entity a third party beneficiary of this Agreement, or to obligate either party to any person or entity other than the parties to this Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer hereby represents and warrants to Seller that all the following statements are true, accurate and correct:

4.1 Due Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of California. Buyer has all necessary power and authority to enter into this Agreement and all other documents that Buyer is required to execute and deliver hereunder, and holds or will timely hold all permits, licenses, orders and approvals of all federal, state and local governmental or regulatory bodies necessary and required therefore.

4.2 Power and Authority; No Default. Buyer has all requisite power and authority to enter into and deliver this Agreement and to perform its obligations hereunder. The signing, delivery and performance by Buyer of this Agreement, and the consummation of all the transactions contemplated hereby, have been duly and validly authorized by Buyer. This Agreement, when signed and delivered by Buyer, will be duly and validly executed and delivered and will be the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the laws relating to bankruptcy, insolvency and relief of debtors, and rules and laws governing specific performance, injunctions, relief and other equitable remedies.

4.3 Authorization for this Agreement. No authorization, approval, consent of, or filing with any governmental body, department, bureau, agency, public board, authority or other third party is required for the consummation by Buyer of the transactions contemplated by this Agreement.

4.4 Litigation. To the best of Buyer’s knowledge, there is no litigation, suit, action, arbitration, inquiry, investigation or proceeding pending or, to the knowledge of Buyer, threatened, before any court, agency or other governmental body against Buyer (or any corporation or entity affiliated with Buyer) which seeks to enjoin or prohibit or otherwise prevent the transactions contemplated hereby.

4.5 Validity of Parent Common Shares. The Parent Common Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of liens, encumbrances or restrictions on transfer, other than encumbrances or restrictions on transfer under this Agreement and under applicable state and federal securities laws. The offer, sale and issuance of the Parent Common Shares pursuant to this Agreement are exempt from the registration requirements of applicable state and federal securities laws, and neither Parent nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

4.6 Parent Periodic Reports. Each of Parent’s (a) Form 10-K for the fiscal year ended March 31, 2008 (the “10-K”), (b) Form 10-Q for the quarters ended June 30, 2008, September 30, 2008 and December 31, 2008 (together, the “10-Qs”), (c) Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on February 25, 2009, and (d) Form 8-K filed with the SEC on April 28, 2008 does not contain any untrue statement of a material fact or omit to state a material fact. Parent’s financial statements included in the 10-K and the 10-Qs have been prepared in accordance with U.S. GAAP, are true and correct in all material respects and present fairly the financial condition and operating results of Parent.

4.7 No Conflicts. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in (a) a violation or constitute, with or without the passage of time and giving of notice, a default under any provision of Buyer’s constitutive documents, or (b) a breach or violation in any material respect of any material agreement, judgment, order, writ, decree, or (c) the creation of any material lien, charge or encumbrance upon any assets of Buyer, or (d) the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to Buyer, its business or operations or any of its assets or properties.

5.	REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller represents and warrants to Buyer that all of the following statements are true, accurate and correct:

5.1 Corporate Organization. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California.

5.2 Power and Authority; No Default Upon Transfer. As Assignee, Seller has all requisite power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and under the General Assignment. The signing, delivery and performance by Seller of this Agreement, and the consummation of all the transactions contemplated hereby, have been duly and validly authorized by Seller. To the best of Seller’s knowledge, the General Assignment was duly authorized by Assignor’s Board and is a valid agreement binding on the Assignor and Seller. This Agreement, when signed and delivered by Seller, will be duly and validly executed and delivered and will be the valid and binding obligation of Seller, enforceable against Seller, as Assignee, in accordance with its terms as governed by applicable law, regulations and rules. Neither the signing and delivery of this Agreement by Seller, nor the performance by Seller of its obligations under this Agreement, will (i) violate Seller’s Articles of Incorporation or Bylaws, or (ii) to the best of Seller’s knowledge, violate any law, statute, rule or regulation or order, judgment, injunction or decree of any court, administrative agency or government body applicable to Seller.

5.3 Title. To the best of Seller’s knowledge after reasonable inquiry, including, without limitation, competent assessment of a national UCC search, Seller, as Assignee, has good and marketable title to all of the Required Assets. Seller sells, assigns, transfers and conveys all of its right, title and interest in and to the Required Assets to Buyer “as is” and “where is”, with no representations or warranties as to merchantability, fitness or use, and the Required Assets shall be subject to the Encumbrances, except the lien by ATEL which is to be released as provided hereunder.

(a) AS-IS SALE; DISCLAIMERS; RELEASE. IT IS UNDERSTOOD AND AGREED THAT, UNLESS EXPRESSLY STATED HEREIN, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE REQUIRED ASSETS, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY ALL OF ITS RIGHT, TITLE AND INTEREST IN AND TO THE REQUIRED ASSETS TO BUYER AND BUYER SHALL ACCEPT THE REQUIRED ASSETS “AS IS, WHERE IS, WITH ALL FAULTS.” BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE REQUIRED ASSETS OR RELATING THERETO MADE OR FURNISHED BY SELLER OR ITS REPRESENTATIVES, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, EXCEPT AS EXPRESSLY STATED HEREIN. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE REQUIRED ASSETS ARE BEING SOLD “AS IS, WHERE IS, WITH ALL FAULTS.”

(c) BUYER ACKNOWLEDGES TO SELLER THAT BUYER WILL HAVE THE OPPORTUNITY TO CONDUCT PRIOR TO CLOSING SUCH INSPECTIONS AND INVESTIGATIONS OF THE REQUIRED ASSETS AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE REQUIRED ASSETS AND ITS ACQUISITION THEREOF. BUYER FURTHER WARRANTS AND REPRESENTS TO SELLER THAT BUYER WILL RELY SOLELY ON ITS OWN REVIEW AND OTHER INSPECTIONS AND INVESTIGATIONS IN THIS TRANSACTION AND NOT UPON THE INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES WITH RESPECT THERETO. BUYER HEREBY ASSUMES THE RISK THAT ADVERSE MATTERS INCLUDING, BUT NOT LIMITED TO, LATENT OR PATENT DEFECTS, ADVERSE PHYSICAL OR OTHER ADVERSE MATTERS, MAY NOT HAVE BEEN REVEALED BY BUYER’S REVIEW AND INSPECTIONS AND INVESTIGATIONS.

(d) BUYER ACKNOWLEDGES THAT SOME ASSETS DESCRIBED IN EXHIBIT B MAY CONTAIN THIRD-PARTY INTELLECTUAL PROPERTY THAT MAY HAVE BEEN LICENSED BY ASSIGNOR OR OTHERWISE ACQUIRED BY ASSIGNOR. BUYER UNDERSTANDS THAT SELLER MAY BE UNABLE TO TRANSFER INTELLECTUAL PROPERTY BELONGING TO A THIRD-PARTY WITHOUT THE EXPRESS WRITTEN CONSENT OF THAT PARTY, WHICH MAY NOT BE OBTAINED OR SOUGHT BY SELLER AS A PART OF THIS AGREEMENT. BUYER SHALL ACCEPT FULL RESPONSIBILITY FOR COMMUNICATING WITH THIRD-PARTIES WHOSE INTELLECTUAL PROPERTY MAY BE INCLUDED IN THE REQUIRED ASSETS TRANSFERRED HEREBY AND SHALL BE RESPONSIBLE FOR ANY AND ALL LICENSING OR OTHER FEES, COSTS, EXPENSES OR CHARGES THAT MAY BE ASSOCIATED WITH USING SAID ASSETS UNDER APPLICABLE LAW.

5.4 Litigation. To the best of Seller’s knowledge, except as disclosed below, there is no claim, action, arbitration, inquiry, investigation, suit or proceeding pending or, to Seller’s knowledge, threatened, against Seller or Assignor that might affect in any way any Required Asset or the transaction contemplated by this Agreement, nor is Seller aware or have grounds to know of any reasonable basis therefor. To the best of Seller’s knowledge, there are no judgments, decrees, injunctions or orders of any court, governmental body, department, commission, agency, instrumentality or arbitrator against Seller or Assignor affecting the Required Assets. Assignor’s landlord has filed an action for unlawful detainer against Assignor which is currently pending. Additionally, Assignor may not be current on its obligations to its creditors, as a result of which collection actions may be pending against Assignor.

5.5 Authorization for this Agreement. To the best of Seller’s knowledge, no authorization, approval, consent of, or filing with any governmental body, department, bureau, agency, public board, authority or other third party is required for the consummation by Seller of the transactions contemplated by this Agreement.

5.6 Assignee. All rights of Seller with regard to the ownership and possession of the Required Assets are rights held as Assignee pursuant to the General Assignment made by Assignor. Pursuant to the General Assignment, Assignor has informed Seller that it transferred all of Assignor’s right, title and interest in and to the Required Assets to Seller. Pursuant to this Agreement, Seller, solely in its capacity as Assignee, sells, assigns, and transfers all of its right, title and interest in and to the Required Assets to Buyer.

5.7 Seller Status. Seller is either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act of 1933 (the “Securities Act”) or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the acquisition of the Parent Common Shares and has so evaluated the merits and risks of such investment. Seller is able to bear the economic risk of an investment in the Parent Common Shares, and, at the present time, is able to afford a complete loss of such investment. Seller is obtaining the Parent Common Shares solely for its own account and for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act and does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Parent Common Shares or any portion thereof, except as may be permitted by law.

5.8 Restricted Securities. Seller understands that the Parent Common Shares are “restricted securities” under federal securities laws and are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Seller represents that it is familiar with and understands the resale limitations imposed by the Securities Act, including Rule 144 under the Securities Act. Seller understands that the Parent Common Shares have not been and will not be registered under the Securities Act and have not been and will not be registered or qualified in any state in which they are offered, and thus Seller will not be able to resell or otherwise transfer the Parent Common Shares unless they are registered under the Securities Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

6.	COVENANTS OF BUYER.

6.1 Confidential Information. All copies, if any, of financial information, pricing, marketing plans, business plans, and other confidential and/or proprietary information of Assignor and/or Seller disclosed to Buyer in the course of negotiating the transaction contemplated by this Agreement, including the terms of this Agreement (“Seller Confidential Information”), will be held in confidence and not used or disclosed by Buyer or any of its employees, affiliates or stockholders, except to any public or private lender, for a period of six (6) months from the Effective Date and will be promptly destroyed by Buyer or returned to Seller, upon Seller’s written request to Buyer; provided, however that from and after the Closing, the foregoing covenant shall not be applicable to any Seller Confidential Information included in the Required Assets. It is agreed that Seller Confidential Information will not include information that: (a) is proven to have been known to Buyer prior to receipt of such information from Seller; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to Seller; (c) is now, or later becomes part of the general public knowledge or literature, other than as a result of a breach of this Agreement by Buyer; or (d) is independently developed by Buyer without the use of any Seller Confidential Information.

6.2 Taxes and any Other Charges Related to the Sale. Buyer agrees to promptly pay all sales, transfer, use or other taxes, duties, claims or charges imposed on and/or related to the sale of the Required Assets to Buyer under this Agreement by any tax authority or other governmental agency and to defend, indemnify and hold Seller harmless from and against any such taxes, duties, claims, or charges for payment thereof by any tax authority or other governmental agency.

6.3 Survival of Covenants. Each of the covenants set forth in Sections 6.1, 6.2 and this 6.3 shall survive the Closing.

7.	COVENANTS OF SELLER.

Seller covenants and agrees with Buyer as follows:

7.1 Further Assurances. From and after the Closing Date, Seller shall cooperate with Buyer and promptly sign and deliver to Buyer any and such additional documents, instruments, endorsements and related information and take actions as Buyer may reasonably request for the purpose of effecting the transfer of Seller’s and/or Assignor’s title to the Required Assets to Buyer, and/or carrying out the provisions of this Agreement, including by assisting Buyer in eliminating the lien by ATEL to the extent permitted by law; provided, however, that Seller shall be reimbursed for its reasonable costs and expenses incurred in providing such documents, instruments, endorsements or related information, which additional documents, instruments, endorsements or related information shall be prepared solely by Buyer.

7.2 Restrictions on Resale of Parent Common Shares.

(a) Seller hereby agrees that it shall not sell, assign, transfer, pledge, contract to sell, or otherwise dispose of the Parent Common Shares other than pursuant to an exemption from registration in compliance with Rule 144 under the Securities Act; provided, however, that Seller may assign or transfer the Parent Common Shares to the creditors of Assignor at any time following the date of this Agreement, provided, further, that (i) Seller shall provide written notice to Buyer of such disposition and (ii) the transferee shall agree in writing to be bound by the terms of Section 7.2(a) and (b).

(b) Seller further agrees that, other than as described in Section 7.2(a) above, until the date that is twelve (12) months following the date of this Agreement, it shall not offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of more than one-sixth (1/6) of the total number of Parent Common Shares received by it pursuant to Section 2.1 of this Agreement in any calendar month without Parent’s prior written consent, which shall not be unreasonably withheld.

7.3 Survival of Covenants. Each of the covenants set forth in Sections 7.1, 7.2 and this 7.3 shall survive the Closing.

8.	CONDITIONS TO CLOSING.

8.1 Conditions to Buyer’s Obligations. The obligations of Buyer hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as Buyer may expressly waive the same in writing:

(a) Accuracy of Representations and Warranties on Closing Date. The representations and warranties made herein by Seller shall be true and correct in all material respects, and not misleading in any material respect, on and as of the date given, and on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

(b) Compliance. As of the Closing Date, Seller shall have complied in all material respects with, and shall have fully performed, in all material respects, all conditions, covenants and obligations of this Agreement imposed on Seller and required to be performed or complied with by Seller at, or prior to, the Closing Date.

(c) Delivery of Required Assets. Seller shall have made the Required Assets available to Buyer as set forth in Section 1.3 above.

(d) Delivery of Closing Documents. Seller shall have delivered, and Buyer shall have received, the documents described in Section 9.2 hereof as well as the agreements attached as Exhibit C.

(e) Release of Lien. Buyer shall be satisfied that the lien by ATEL on the Required Assets has been released or satisfied at Closing by payment of the Purchase Price pursuant to Exhibit D. Seller and ATEL shall have executed the Release Agreement by and between ATEL and Seller dated of even date herewith attached hereto as Exhibit F.

8.2 Conditions to Seller’s Obligations. The obligations of Seller hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as Seller may expressly waive the same in writing:

(a) Accuracy of Representations and Warranties on Closing Date. The representations and warranties made herein by Buyer in Section 4 hereof shall be true and correct in all material respects, and not misleading in any material respect, on and as of the date given, and on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

(b) Compliance. Buyer shall have complied in all material respects with, and shall have fully performed, the terms, conditions, covenants and obligations of this Agreement imposed thereon to be performed or complied with by Buyer at, or prior to, the Closing Date.

(c) Payment. Buyer shall have transmitted by wire transfer and Seller shall have received payment of the Purchase Price, subject to the payment to ATEL and other Encumbrance Release Arrangements as are provided for herein.

9.	CLOSING OBLIGATIONS.

9.1 Buyer’s Closing Obligations. At the Closing, Buyer shall deliver to Seller the following:

(a) Payment of $350,000, less what is paid to satisfy or release ATEL’s lien or deducted for the Encumbrance Release Arrangements, by wire transfer to Seller pursuant to Section 2.1(a);

(b) Payment of $125,000 by wire transfer to Seller pursuant to Section 2.3; and

(c) The Assignment and Bill of Sale Agreement, in the form attached hereto as Exhibit C, signed by an authorized officer of Buyer on behalf of Buyer.

In addition, Parent shall have requested that its transfer agent, Computershare N.A., issue the Parent Common Shares to Seller and ATEL, pursuant to Section 2.1(b), within 10 business days following the Closing Date.

9.2 Seller’s Closing Obligations. At the Closing, Seller shall deliver to Buyer the following:

(a) The Required Assets in accordance with Section 1.3; and

(b) The Assignment and Bill of Sale Agreement, in the form attached hereto as Exhibit C, signed by an authorized officer of Seller on behalf of Seller.

10.	SURVIVAL OF WARRANTIES AND INDEMNIFICATION.

10.1 Survival of Warranties. All representations and warranties made by Seller or Buyer herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing for a period of one (1) year after the Closing.

10.2 Indemnified Losses. For the purpose of this Section 10.2 and when used elsewhere in this agreement, “Loss” shall mean and include any and all liability, loss, damage, claim, expense, cost, fine, fee, penalty, obligation or injury including, without limitation, those resulting from any and all actions, suits, proceedings, demands, assessments, judgments, award or arbitration, together with reasonable costs and expenses including the reasonable attorneys’ fees and other legal costs and expenses relating thereto.

10.3 No Indemnification by Seller. Seller is selling to Buyer all of its right, title and interest in and to the Required Assets defined in this Agreement “as is” and “where is”, with no representations or warranties as to merchantability, fitness or usability or in any other regard (except for the limited representations and warranties specifically set forth above and the right to require payment to ATEL as provided herein for removal of its lien) and does not agree to defend, indemnify or hold harmless Buyer, any parent, subsidiary or affiliate of Buyer or any director, officer, employee, stockholder, agent or attorney of Buyer or of any parent, subsidiary or affiliate of Buyer from and against and in respect of any Loss which arises out of or results from the transaction described herein; provided, however, that nothing in this Section 10.3 shall relieve Seller of any liability for breach of this Agreement.

10.4 Indemnification by Buyer. Subject to the provisions and limitations set forth in this Section 10, Buyer agrees to defend, indemnify and hold harmless Seller, any parent, subsidiary or affiliate of Seller and any director, officer, employee, stockholder, agent or attorney of Seller or of any parent, subsidiary or affiliate of Seller (collectively, the “Seller Indemnitees”) from and against and in respect of any Loss which arises out of or results from: (a) any breach by Buyer of any covenant, or the inaccuracy or untruth of any representation or warranty of Buyer made herein; or (b) the use of the Required Assets after the Closing; provided, however, that nothing in this Section 10.4 shall impose on Buyer any duty to indemnify Seller for any Excluded Liabilities.

10.5 Period for Making Claims. A claim for indemnification by Seller under this Section 10 may be brought, if at all, at any time after the Closing Date, with respect to any claim or claims for indemnification under this Section 10, provided, however, that any claim under Section 10.4(a) with respect to the inaccuracy or untruth of any representation or warranty must be brought, if at all, prior to the time such representation or warranty expires pursuant to Section 10.1.

11.	MISCELLANEOUS.

11.1 Expenses. Each of the parties hereto shall bear its own expenses (including without limitation attorneys’ fees) in connection with the negotiation and consummation of the transaction contemplated hereby.

11.2 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be personally or sent by certified or registered United States mail, postage prepaid, or sent by nationally recognized overnight express courier and addressed as follows:

(a)	If to Seller:

Asempra (Assignment for the Benefit of Creditors) LLC

1100 La Avenida

Mountain View, CA 94043

Tel.: 650-329-9996

Fax: 650-329-0980

Email: mam@shrwood.com

Attention: Michael Maidy

With copy to:

Doris A. Kaelin, Esq.

Murray & Murray

19400 Stevens Creek Blvd., Suite 200

Cupertino, CA 95014

Tel: 650-852-9000

Fax: 650-852-9244

Email: dkaelin@murraylaw.com

(b)	If to Buyer:

BakBone Software, Inc.

9540 Towne Centre Drive, Suite 100

San Diego, CA 92121

Tel: 858-450-9009

Fax:

Attention: Chief Executive Officer

With copy to:

Scott M. Stanton, Esq.

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, CA 92130

Tel: 858-720-5100

Fax: 858-720-5125

Email: sstanton@mofo.com

11.3 Entire Agreement. This Asset Purchase Agreement, the Exhibits hereto (which are incorporated herein by reference) and any agreements to be executed and delivered in connection herewith or therewith, together constitute the entire agreement and understanding between the parties and there are no agreements or commitments with respect to the transactions contemplated herein except as set forth in this Agreement. This Agreement supersedes any prior offer, agreement or understanding between the parties with respect to the transactions contemplated hereby.

11.4 Amendment; Waiver. Any term or provision of this Agreement may be amended only by a writing signed by Seller and Buyer. The observance of any term or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver. No waiver by a party of any breach of this Agreement will be deemed to constitute a waiver of any other breach or any succeeding breach.

11.5 No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

11.6 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

11.7 Benefit and Burden. This Agreement shall be binding upon, shall inure to the benefit of, and be enforceable by and against, the parties hereto and their respective successors and permitted assigns.

11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (excluding application of any choice of law doctrines that would make applicable the law of any other state or jurisdiction) and, where appropriate, applicable federal law.

11.9 Severability. If any provision of this Agreement is for any reason and to any extent deemed to be invalid or unenforceable, then such provision shall not be voided but rather shall be enforced to the maximum extent then permissible under then applicable law and so as to reasonably effect the intent of the parties hereto, and the remainder of this Agreement will remain in full force and effect.

11.10 Attorneys’ Fees. Should a suit or arbitration be brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees to be fixed in amount by the Court or the Arbitrator(s) (including without limitation costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit or arbitration, as applicable, regardless of whether such suit or arbitration proceeds to a final judgment or award.

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IN WITNESS WHEREOF, Buyer and Seller executed and delivered this Asset Purchase Agreement by their duly authorized representatives as of the Effective Date.

SELLER:		BUYER:

Asempra (Assignment for the Benefit of Creditors), LLC In its sole and limited capacity as Assignee for the Benefit of Creditors of Asempra Technologies, Inc.		BakBone Software, Inc.

By:	/S/ Michael Maidy	By:	/S/ James Johnson

Its:	Manager	Its:	Chief Executive Officer